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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2004 relating to the financial statements and financial statement schedule of American Science and Engineering, Inc., which appears in American Science and Engineering, Inc's Form 10-K for the year ended March 31, 2004.

/s/PricewaterhouseCoopers LLP

Boston, MA
July 30, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM